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                                                                      EXHIBIT 23
                                                                      ----------

                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Baxter International Inc. of our report dated February 5, 1998, which appears on page 26 of the 1997 Annual Report to Stockholders of Baxter International Inc., which is incorporated by reference in Baxter International Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 10 of such Annual Report on Form 10-K.


                                       PricewaterhouseCoopers LLP

                                       Chicago, Illinois
                                       February 1, 1999